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    As filed with the Securities and Exchange Commission on February 22, 1999
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported): FEBRUARY 22, 1999


                          AMERICAN CLASSIC VOYAGES CO.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


              DELAWARE                   0-9264           31-0303330
    (STATE OR OTHER JURISDICTION       (COMMISSION     (I.R.S. EMPLOYER
  OF INCORPORATION OR ORGANIZATION     FILE NUMBER    IDENTIFICATION NO.)


          TWO NORTH RIVERSIDE PLAZA, SUITE 200
                   CHICAGO, ILLINOIS                             60606
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)              (ZIP CODE)


       Registrant's telephone number, including area code: (312) 258-1890

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


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ITEM 5.  Other Events

         We currently are negotiating a contract with Ingalls Shipbuilding, Inc., a subsidiary of Litton Industries, Inc., to build two "world class" cruise ships for delivery into the Hawaii market. We intend to construct the new ships over the next five years. Each ship will contain approximately 1,900 passenger berths. The contract is expected to include options to build up to four additional vessels. The estimated total construction costs of the two initial ships are anticipated to be between $450 million and $470 million per ship. We expect to execute a definitive design and construction contract by April 1999. We anticipate that the first ship will be delivered in late 2002 and the second ship in late 2003.

         On November 11, 1998, we entered into an agreement to acquire a recently completed vessel. The agreement is subject to our due diligence. Assuming that the due diligence is satisfactory, the purchase of the vessel will occur no later than March 31, 1999. We plan on outfitting the vessel for overnight passenger service with approximately 150 passenger berths as part of our Delta Queen Steamboat Co. business. We estimate the costs to acquire and outfit this vessel will be $18.2 million. The conversion of the vessel is expected to take between six and nine months and we expect the vessel to be available to enter service on West Coast inland waterway itineraries in early 2000. A copy of the agreement to purchase this vessel is filed as Exhibit 1 to this Current Report on Form 8-K.

         On February 22, 1999, we filed a Registration Statement on Form S-3 with the Securities and Exchange Commission relating to a proposed public offering of up to 3,450,000 shares of common stock. Merrill Lynch will be the underwriter for the proposed offering.

         Our Board of Directors has approved the amendment of our Certificate of Incorporation to increase our authorized capital shares from 25,000,000 to 45,000,000 and our authorized shares of common stock from 20,000,000 to 40,000,000. The holders of a majority of the shares of our outstanding common stock have agreed to consent to this amendment. We expect this amendment to become effective on or about March 31, 1999 following the satisfaction of regulatory and other requirements.

     Some of the information in this Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "expect," "anticipate," "intend," "plan," "believe," "estimate" and variations of such words and similar expressions are intended to identify such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Current Report on Form 8-K might not occur.

ITEM 7.  Financial Statements, Pro forma Financial Information and Exhibits

                        Exhibit
                         Number         Exhibit

                           1 Asset Purchase and Sale Agreement dated as of November 11, 1998 by and among The Delta Queen Steamboat Co., and Richard
                                        C. Breeden as bankruptcy trustee of the
                                        bankruptcy estate of The Bennett Funding
                                        Group, Inc., Bennett Receivables
                                        Corporation, Bennett Receivables
                                        Corporation II, Bennett Management &
                                        Development Corporation, The Processing
                                        Center, Inc., Resort Service Company,
                                        Inc., American Marine International,
                                        Ltd. and Aloha Capital Corporation.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              AMERICAN CLASSIC VOYAGES CO.


Date:    February 22, 1999    By: /s/ Philip C. Calian
                                  ---------------------------------------------
                                  Philip C. Calian, President and Chief
                                  Executive Officer



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